Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full-Year 2015 Financial Results;
International Growth and Domestic Execution Drive Solid Performance

•	Fourth quarter revenues increase 8% to a record $298 million

•	Fourth quarter Non-GAAP Economic EPS increases 12% to $1.31

•	Estimated Remaining Collections increase to record $5.7 billion

•	Encore deploys $345 million worldwide in fourth quarter

•	Encore reaches agreement to sell its tax lien subsidiary, Propel Financial Services

SAN DIEGO, February 24, 2016 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2015.

“Our expanded international platform has positioned us to deploy capital in a number of different asset classes and geographies around the world at higher returns. In addition, our core business in the U.S. is seeing the benefits resulting from our investment in consumer-centric collections programs. To focus on our higher return investments and in order to maximize our returns on invested capital, we’ve reached an agreement to divest our tax lien subsidiary, Propel.” said Kenneth A. Vecchione, the Company’s President and Chief Executive Officer. “The sale of Propel provides significant benefits to Encore. In addition to allowing us to take advantage of new opportunities for higher returns both in the U.S. and around the world, this transaction will allow us to improve our liquidity and lower our leverage. We expect the sale transaction to close before the end of March.”

Encore issued a separate press release today regarding the agreement to divest Propel.

“Additionally, we’ve already secured $270 million in committed capital deployments for our domestic business in 2016. These commitments are taking place with improved returns compared to last year. Presently, we see 15% higher returns from these portfolios based on moderated pricing and continued improvement in liquidations,” said Vecchione.

Financial Highlights for the Fourth Quarter of 2015:

•	Estimated Remaining Collections (ERC) grew 10% to a record $5.7 billion, compared to $5.2 billion at the end of last year.

•	Gross collections from the portfolio purchasing and recovery business grew 6% to $417 million, compared to $394 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $293 million, to purchase $4.1 billion in face value of debt, compared to $259 million, to purchase $2.4 billion in face value of debt in the same period of the prior year. Encore deployed $148 million in the U.S., $69 million in Europe and $76 million in other geographies during the fourth quarter of 2015. Encore’s subsidiary Propel Financial Services also purchased $52 million of tax liens during the fourth quarter of 2015, raising Encore’s total deployment in the quarter to $345 million.

•	Total revenues increased 8% to a record $298 million, compared to $277 million in the same period of the prior year.

•
Total operating expenses increased 38% to $260 million, including a $49 million non-cash goodwill impairment charge associated with the sale of the company’s Propel Financial Services subsidiary. Total operating expenses were $188 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business,

Encore Capital Group, Inc.

one-time charges, and acquisition, integration and restructuring related expenses) per dollar collected for the portfolio purchasing and recovery business increased to 41.5% compared to 39.8% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, acquisition, integration and restructuring related expenses and non-cash goodwill impairment charges), increased 3% to $248 million, compared to $241 million in the same period of the prior year.

•	Total interest expense increased to $50 million, as compared to $42 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

•
Net loss from continuing operations attributable to Encore was $1.0 million, or $0.04 per fully diluted share, including the effects of the non-cash goodwill impairment charge. Net income from continuing operations attributable to Encore in the same period of the prior year was $28.3 million, or $1.04 per fully diluted share.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, acquisition, integration and restructuring related expenses and non-cash goodwill impairment charges, all net of tax) was $34 million, compared to adjusted income from continuing operations attributable to Encore of $31 million in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) grew 12% to $1.31, compared to $1.17 in the same period of the prior year. In the fourth quarter, Economic EPS adjusts for approximately 0.3 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $107 million as of December 31, 2015, not including the $195 million additional capacity provided by the facility’s remaining accordion feature. Total debt was $3.2 billion as of December 31, 2015, compared to $2.8 billion as of December 31, 2014. Total debt fully consolidates the debt of Encore’s Cabot Credit Management subsidiary, which is non-recourse to Encore, even though Encore holds a 43.1% economic interest in Cabot.

Financial Highlights for the Full Year of 2015:

•	Gross collections from the portfolio purchasing and recovery business grew 6% to $1.70 billion, compared to $1.61 billion in 2014.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $1.02 billion, to purchase $12.7 billion in face value of debt, compared to $1.25 billion, to purchase $13.8 billion in face value of debt in the prior year. Encore deployed $506 million in the U.S., $424 million in Europe and $94 million in other geographies during 2015. Encore’s subsidiary Propel Financial Services also purchased $220 million of tax liens during 2015, raising Encore’s total deployment for the year to $1.24 billion.

•	Total revenues increased 8% to $1.16 billion, compared to $1.07 billion in 2014.

•
Total operating expenses were $916 million, including the non-cash goodwill impairment charge, a 22% increase over the $753 million in 2014. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition, integration and restructuring related expenses) per dollar collected for the portfolio purchasing and recovery business increased to 39.2% compared to 38.6% in 2014.

Encore Capital Group, Inc.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, acquisition, integration and restructuring related expenses and non-cash goodwill impairment charges) increased 6% to $1.06 billion, compared to $1.00 billion in 2014.

•	Total interest expense increased to $187 million, as compared to $167 million in 2014, reflecting the financing of Encore’s recent acquisitions.

•
Net income from continuing operations attributable to Encore was $45 million or $1.69 per fully diluted share, including the effects of the non-cash goodwill impairment charge and including a $43 million one-time charge taken by the company in the third quarter of 2015 associated with regulatory matters. This compares to net income of $105 million or $3.83 per fully diluted share in 2014.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, acquisition, integration and restructuring related expenses and non-cash goodwill impairment charges, all net of tax) increased to $134 million, compared to adjusted income from continuing operations attributable to Encore of $119 million in 2014.

•
Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) grew 14% to $5.15, compared to $4.52 in 2014. Economic EPS adjusts for approximately 0.7 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

Conference Call and Webcast
The Company will host a conference call and slide presentation today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 48276692. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio

Encore Capital Group, Inc.

purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

Encore Capital Group, Inc.

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$153,593	$124,163
Investment in receivable portfolios, net	2,440,669	2,143,560
Receivables secured by property tax liens, net	306,380	259,432
Property and equipment, net	73,504	66,969
Deferred court costs, net	75,239	60,412
Other assets	245,620	197,666
Goodwill	924,847	897,933
Total assets	$4,219,852	$3,750,135
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$294,243	$231,967
Debt	3,216,572	2,773,554
Other liabilities	60,549	79,675
Total liabilities	3,571,364	3,085,196
Commitments and contingencies
Redeemable noncontrolling interest	38,624	28,885
Redeemable equity component of convertible senior notes	6,126	9,073
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,288 shares and 25,794 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	253	258
Additional paid-in capital	110,533	125,310
Accumulated earnings	543,489	498,354
Accumulated other comprehensive loss	(57,822)	(922)
Total Encore Capital Group, Inc. stockholders’ equity	596,453	623,000
Noncontrolling interest	7,285	3,981
Total equity	603,738	626,981
Total liabilities, redeemable equity and equity	$4,219,852	$3,750,135
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$57,420	$44,996
Investment in receivable portfolios, net	1,197,513	993,462
Receivables secured by property tax liens, net	81,149	108,535
Property and equipment, net	19,767	15,957
Deferred court costs, net	33,296	17,317
Other assets	60,640	80,264
Goodwill	706,812	671,434
Liabilities
Accounts payable and accrued liabilities	$142,486	$137,201
Debt	1,747,883	1,556,956
Other liabilities	839	8,724

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Revenue from receivable portfolios, net	$272,502	$255,248	$1,072,436	$992,832
Other revenues	18,616	13,045	60,696	51,988
Net interest income	6,639	8,278	28,440	27,969
Total revenues	297,757	276,571	1,161,572	1,072,789
Operating expenses
Salaries and employee benefits	70,065	62,580	270,334	246,247
Cost of legal collections	59,013	52,065	229,847	205,661
Other operating expenses	25,980	21,663	98,182	93,859
Collection agency commissions	9,326	8,068	37,858	33,343
General and administrative expenses	37,047	35,778	196,827	146,286
Depreciation and amortization	9,276	8,070	33,945	27,949
Goodwill impairment	49,277	—	49,277	—
Total operating expenses	259,984	188,224	916,270	753,345
Income from operations	37,773	88,347	245,302	319,444
Other (expense) income
Interest expense	(50,187)	(42,264)	(186,556)	(166,942)
Other income	647	305	2,235	113
Total other expense	(49,540)	(41,959)	(184,321)	(166,829)
(Loss) income from continuing operations before income taxes	(11,767)	46,388	60,981	152,615
Benefit (provision) for income taxes	13,363	(16,819)	(13,597)	(52,725)
Income from continuing operations	1,596	29,569	47,384	99,890
Loss from discontinued operations, net of tax	—	(1,612)	—	(1,612)
Net income	1,596	27,957	47,384	98,278
Net (income) loss attributable to noncontrolling interest	(2,584)	(1,307)	(2,249)	5,448
Net (loss) income attributable to Encore Capital Group, Inc. stockholders	$(988)	$26,650	$45,135	$103,726
Amounts attributable to Encore Capital Group, Inc.:
(Loss) income from continuing operations	$(988)	$28,262	$45,135	$105,338
Loss from discontinued operations, net of tax	—	(1,612)	—	(1,612)
Net (loss) income	$(988)	$26,650	$45,135	$103,726
(Loss) earnings per share attributable to Encore Capital Group, Inc.:
Basic (loss) earnings per share from:
Continuing operations	$(0.04)	$1.09	$1.75	$4.07
Discontinued operations	$—	$(0.06)	$—	$(0.06)
Net basic (loss) earnings per share	$(0.04)	$1.03	$1.75	$4.01
Diluted (loss) earnings per share from:
Continuing operations	$(0.04)	$1.04	$1.69	$3.83
Discontinued operations	$—	$(0.06)	$—	$(0.06)
Net diluted (loss) earnings per share	$(0.04)	$0.98	$1.69	$3.77
Weighted average shares outstanding:
Basic	25,489	25,979	25,722	25,853
Diluted	25,489	27,254	26,647	27,495

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2015	2014	2013
Operating activities:
Net income	$47,384	$98,278	$73,740
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,945	27,949	13,547
Goodwill impairment	49,277	—	—
Non-cash interest expense	37,745	29,380	18,136
Stock-based compensation expense	22,008	17,181	12,649
Recognized loss on termination of derivative contract	—	—	3,630
Deferred income taxes	(32,369)	(48,078)	(28,188)
Excess tax benefit from stock-based payment arrangements	(1,724)	(11,928)	(5,609)
Reversal of allowances on receivable portfolios, net	(6,763)	(17,407)	(12,193)
Changes in operating assets and liabilities
Deferred court costs and other assets	(41,835)	(15,532)	(11,697)
Prepaid income tax and income taxes payable	(34,887)	22,180	(468)
Accounts payable, accrued liabilities and other liabilities	41,644	9,521	11,228
Net cash provided by operating activities	114,425	111,544	74,775
Investing activities:
Cash paid for acquisitions, net of cash acquired	(276,575)	(495,838)	(449,024)
Purchases of receivable portfolios, net of put-backs	(749,760)	(862,997)	(249,562)
Collections applied to investment in receivable portfolios, net	635,899	633,960	546,366
Originations and purchases of receivables secured by tax liens	(219,722)	(124,533)	(116,960)
Collections applied to receivables secured by tax liens	164,052	122,638	70,573
Purchases of property and equipment	(28,647)	(23,238)	(13,423)
Other, net	2,044	(5,189)	(5,210)
Net cash used in investing activities	(472,709)	(755,197)	(217,240)
Financing activities:
Payment of loan costs	(17,995)	(20,101)	(17,207)
Proceeds from credit facilities	1,073,941	1,343,417	659,940
Repayment of credit facilities	(891,804)	(1,184,244)	(630,163)
Proceeds from senior secured notes	332,693	288,645	151,670
Repayment of senior secured notes	(15,000)	(15,000)	(13,750)
Proceeds from issuance of convertible senior notes	—	161,000	172,500
Proceeds from issuance of securitized notes	—	134,000	—
Repayment of securitized notes	(44,251)	(29,753)	—
Repayment of preferred equity certificates, net	—	(693)	(39,743)
Purchases of convertible hedge instruments	—	(33,576)	(32,008)
Repurchase of common stock	(33,185)	(16,815)	(729)
Taxes paid related to net share settlement of equity awards	(6,289)	(20,324)	(9,591)
Excess tax benefit from stock-based payment arrangements	1,724	11,928	5,609
Other, net	2,011	7,839	(548)
Net cash provided by financing activities	401,845	626,323	245,980
Net increase (decrease) in cash and cash equivalents	43,561	(17,330)	103,515
Effect of exchange rate changes on cash and cash equivalents	(14,131)	15,280	5,188
Cash and cash equivalents, beginning of period	124,163	126,213	17,510
Cash and cash equivalents, end of period	$153,593	$124,163	$126,213
Supplemental disclosures of cash flow information:
Cash paid for interest	$151,946	$95,034	$50,181
Cash paid for income taxes, net	84,101	69,948	66,759
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$2,220	$8,341	$5,011

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net (Loss) Income Attributable to Encore, Adjusted EBITDA to GAAP Net (Loss) Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2015			2014
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net (loss) income from continuing operations attributable to Encore, as reported	$(988)	$(0.04)	$(0.04)	$28,262	$1.04	$1.08
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,790	0.07	0.07	1,655	0.06	0.06
Acquisition, integration and restructuring related expenses, net of tax	1,753	0.07	0.07	703	0.02	0.03
Goodwill impairment, net of tax	31,187	1.20	1.21	—	—	—
Adjusted income from continuing operations attributable to Encore	$33,742	$1.30	$1.31	$30,620	$1.12	$1.17

	Year Ended December 31,
	2015			2014
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$45,135	$1.69	$1.74	$105,338	$3.83	$3.99
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	6,896	0.26	0.26	6,413	0.23	0.24
Acquisition, integration and restructuring related expenses, net of tax	8,063	0.30	0.31	9,898	0.36	0.37
CFPB / regulatory one-time charges, net of tax	42,554	1.60	1.64	—	—	—
Goodwill impairment, net of tax	31,187	1.17	1.20	—	—	—
Net effect of non-recurring tax adjustments	—	—	—	(2,291)	(0.08)	(0.08)
Adjusted income from continuing operations attributable to Encore	$133,835	$5.02	$5.15	$119,358	$4.34	$4.52

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP net income, as reported	$1,596	$27,957	$47,384	$98,278
Adjustments:
Loss from discontinued operations, net of tax	—	1,612	—	1,612
Interest expense	50,187	42,264	186,556	166,942
(Benefit) provision for income taxes	(13,363)	16,819	13,597	52,725
Depreciation and amortization	9,276	8,070	33,945	27,949
Amount applied to principal on receivable portfolios	144,075	139,075	628,289	614,665
Stock-based compensation expense	4,749	3,621	22,008	17,181
Acquisition, integration and restructuring related expenses	2,635	1,951	15,553	19,299
CFPB / regulatory one-time charges	—	—	63,019	—
Goodwill impairment	49,277	—	49,277	—
Adjusted EBITDA	$248,432	$241,369	$1,059,628	$998,651

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP total operating expenses, as reported	$259,984	$188,224	$916,270	$753,345
Adjustments:
Stock-based compensation expense	(4,749)	(3,621)	(22,008)	(17,181)
Operating expenses related to non-portfolio purchasing and recovery business	(79,857)	(25,866)	(157,080)	(97,165)
Acquisition, integration and restructuring related expenses	(2,635)	(1,951)	(15,553)	(19,299)
Operating expenses related to CFPB / regulatory one-time charges	—	—	(54,697)	—
Adjusted operating expenses related to portfolio purchasing and recovery business	$172,743	$156,786	$666,932	$619,700